UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8–K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

December 31, 2009

Date of Report (Date of earliest event reported)

ZYMOGENETICS, INC.

(Exact name of registrant as specified in its charter)

Washington	000-33489	91-1144498
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1201 Eastlake Avenue East Seattle, Washington	98102-3702
(Address of principal executive offices)	(Zip Code)

(206) 442-6600

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On December 31, 2009, ZymoGenetics, Inc. (the “Company”) and Deerfield Private Design Fund, L.P., Deerfield Private Design International, L.P. and Deerfield ZG Corporation (together, “Deerfield”) entered into an amendment (the “Amendment”) to the Facility Agreement, dated as of June 26, 2008, under which the Company may borrow up to $100.0 million from Deerfield in $25.0 million increments (the “Facility Agreement”). In November 2008, the Company received its first draw of $25.0 million. As of December 31, 2009, $75.0 million remains unused under the arrangement.

Pursuant to the terms of the Amendment, the final repayment date for any amounts outstanding under the Facility Agreement was extended by one year, from June 27, 2013 to June 27, 2014. Additionally, the date on which disbursements can be made under the Facility Agreement was extended from January 26, 2010 to February 10, 2010, provided that the Company has made a request for any such disbursements no later than January 19, 2010 and in any event not less than 15 business days prior to the requested disbursement date. Furthermore, Deerfield will not be obligated to make any disbursements to the Company under the Facility Agreement after January 26, 2010 unless (i) on the date the Company delivers a disbursement request, the price per share of the Company’s common stock is in excess of $5.40 and (ii) during the period from the date of such a disbursement request through the business day immediately preceding the disbursement date, either the price per share of the Company’s stock has exceeded $5.40 at all times during such period or there has not been a one-day decline of more than 10% in the price per share of the Company’s common stock. In all other respects, the terms and conditions of the Facility Agreement were unchanged.

Item 8.01	Other Events.

On January 6, 2010, the Company issued a press release announcing the proposed offering of its common stock in an underwritten public offering pursuant to its effective shelf registration statement previously filed with the Securities and Exchange Commission (the “SEC”). A copy of the press release is attached hereto as Exhibit 99.1. A copy of the preliminary prospectus supplement and related base prospectus for the offering will be filed with the SEC and will be available on the SEC’s website, www.sec.gov.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

99.1	ZymoGenetics, Inc. press release, dated January 6, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZYMOGENETICS, INC.

Date: January 6, 2010	By:	/s/ A. DEMAREST ALLEN
A. Demarest Allen
Vice President, Law and Compliance

EXHIBIT INDEX

Number	Description

99.1	ZymoGenetics, Inc. press release, dated January 6, 2010